Exhibit 99.1

Nexity Financial Third Quarter Results

BIRMINGHAM, Ala.--(BUSINESS WIRE)--October 29, 2008--Nexity Financial Corporation (NASDAQ: NXTY):

Third Quarter 2008 Summary:

  Proactively identifying and managing problem credits: charged off $7.2 million in the third quarter and increased nonperforming assets $29.3 million bringing nonperforming assets to 7.64% of total assets
  Made a $6.2 million provision for loan losses to maintain a sound loan loss reserve of 1.55% of net loans at September 30, 2008
  Net loss of $0.49 in the quarter up from a net loss of $0.35 in the second quarter
  Remained well capitalized with the following capital ratios: Total Risk-Based Capital 10.60%, Tier 1 Risk-Based Capital 9.19%, Leverage Ratio 7.53%
  Worked to improve our capital and liquidity positions by reducing loans by $27.9 million and continued to maintain a solid deposit base
  Strong noninterest income growth during the third quarter of 2008 of 94.2% compared with the third quarter of 2007

Nexity Financial Corporation (NASDAQ: NXTY) today reported a third quarter net loss of $3.77 million, or ($0.49) per diluted share compared with net income of $1.44 million, or $0.17 per diluted share for the same period in 2007 and a net loss of $2.75 million, or ($0.35) per diluted share for the second quarter in 2008. The decrease in earnings was primarily related to a higher provision for loan losses related to an increased level of nonperforming loans and net charge-offs. Net interest income and noninterest income were down from the second quarter but noninterest expense was lower by $1.0 million. Noninterest income was up $886,952 or 94.2% from the same quarter in 2007 primarily due to significantly increased revenue from our investment division.

During the third quarter of 2008, we issued $1.3 million in subordinated debt that qualifies as tier 2 capital to strengthen our capital position during this challenging banking environment. The total risk-based capital, tier 1 risk-based capital, and leverage ratios at September 30, 2008 were 10.60%, 9.19%, and 7.53%, respectively, compared with 10.96%, 9.96%, and 8.50%, respectively, at September 30, 2007. Each of these ratios is above the “well capitalized” regulatory minimums of 10%, 6%, and 5%, respectively.

We are aggressively addressing our problem credits and have established a special asset management initiative spear-headed by a seasoned professional. Individual and unique strategies have been developed to maximize our recovery efforts for each credit relationship. As previously stated, we believed the middle part of this year, specifically the second and third quarters of 2008, would prove to be difficult from a charge-off and non-performing asset standpoint. These results are disappointing but have not been unexpected given the extreme difficulties being experienced in the markets and geographies we primarily serve.

“The last two quarters have been very difficult as it relates to our credit quality due to the current economic environment,” said Greg Lee, Chairman and CEO of Nexity Financial Corporation. “We are confident we have identified and are managing through the lion’s share of our problem credits. The significant and extraordinary efforts of our management and staff insure Nexity is maximizing its focus on fundamental progress and improvement.”

Return on average assets and return on average equity were (1.40%) and (24.38%), respectively, for the third quarter of 2008 compared with (1.08%) and (15.92%) during the second quarter in 2008 and 0.61% and 8.84% for the third quarter of 2007.

For the nine months ended September 30, 2008, net loss was $5.84 million or ($0.75) per diluted share compared to net income of $4.15 million or $0.47 per diluted share during the same period in 2007. Return on average assets and return on average equity were (0.77%) and (11.70%), respectively, for the nine months ended September 30, 2008 compared with 0.62% and 8.45% for the same period in 2007.

Total assets grew to $1.08 billion at September 30, 2008, up $126.3 million or 13.2% from the $957.0 million reported at September 30, 2007. Total loans were $700.1 million at September 30, 2008, up $54.3 million or 8.4% from the $645.8 million reported at September 30, 2007. Total deposits were $662.7 million at September 30, 2008, down $48.8 million or 6.9% from the $711.5 million reported at September 30, 2007.

Net interest income was $4.1 million for the third quarter of 2008 and down from $ 5.3 million in the second quarter of 2008 and $6.2 million during the same period in 2007. Net interest income was down due to a lower net interest margin. The net interest margin was 1.65% compared with 2.20% in the second quarter of 2008 and 2.76% for the same period in 2007. The net interest margin was lower in 2008 primarily due to the declining interest rate environment, write-down of accrued interest on loans placed on nonaccrual status, and the level of loans that are on nonaccrual status. The write-down of accrued interest cost the net interest margin approximately 20 basis points during the third quarter versus 9 basis points during the second quarter. The cost to the net interest margin of carrying nonaccrual loans was approximately 32 basis points in the third quarter versus 18 basis points in the second quarter. While we have continued to reprice our maturing CDs lower, competitive pressures have kept these costs elevated compared to other money market rates like the federal funds rate.

Average interest-earning assets for the third quarter of 2008 increased 15.4% from last year and 20.9% annualized from the second quarter of 2008. Average earning assets were higher because of strong growth in loans outstanding during the second quarter of 2008. Average loans were up $93.0 million or 14.7% from last year and $49.8 million or 29.5% annualized from the second quarter of 2008.

The provision for loan losses during the third quarter of 2008 was $6,210,000 versus $5,835,000 for the second quarter of 2008 and $50,000 for the same period in 2007. The provision for loan losses was higher primarily because of net charge-offs and an increase in nonperforming loans. Net charge-offs for the third quarter of 2008 were $7,228,152 or 3.97% of average loans on an annualized basis versus $2,870,986 or 1.71% for the second quarter of 2008 and $23,007 or 0.01% for the same period in 2007. Charge-offs were escalated in the third quarter primarily due to $6.48 million in charge-offs related to seven acquisition and development loans in which foreclosure procedures have begun or have been completed. Each of these loans had established impairment reserves primarily recorded in prior periods.

Noninterest income for the third quarter of 2008 was $1,828,044, up $886,952 million or 94.2% from the $941,092 reported for the same period in 2007 and down $987,997 or 35.1% from the $2,816,041 reported for the second quarter of 2008. Noninterest income was up significantly from a year ago primarily because of an increase in income from the brokerage and investment services division. Income from this division reached an all-time high of $3.0 million during the first quarter of 2008 and was $1.3 million in the third quarter of 2008. Income from bank-owned life insurance, service charges on deposit accounts and other fee income associated with our clearing and cash management business with correspondent banks were also up substantially during the third quarter of 2008.

Noninterest expense for the third quarter of 2008 was $6.3 million, which was down $1.0 million or 13.8% from the $7.3 million reported for the second quarter of 2008 and up $1.2 million or 23.9% from the $5.0 million reported for the same period in 2007. Noninterest expense was lower than the second quarter primarily due lower incentive pay accruals in the investment division due to lower revenue generation. Noninterest expense was higher in 2008 compared with 2007 primarily due to incentive pay increases related to the significant growth of investment division revenue and costs related to other real estate owned and the workout of nonperforming loans.

The efficiency ratio was 104.67% for the third quarter of 2008 which was up from the 89.57% reported for the second quarter of 2008 and the 70.61% reported for the same period in 2007. While noninterest revenues have grown significantly over the last few quarters, lower net interest income and higher overhead expense have had an adverse effect on the efficiency ratio. We expect the efficiency ratio to improve when the net interest margin begins to improve.

Credit quality continues to be a challenge in the current credit environment. Nonperforming loans were $76.2 million or 10.87% of total loans at September 30, 2008 compared with $50.7 million or 6.95% of total loans at June 30, 2008. Nonperforming assets were $82.8 million or 7.64% of total assets at September 30, 2008 compared with $53.4 million or 4.87% of total assets at June 30, 2008, and $6.8 million or 0.71% of total assets at September 30, 2007. Nonperforming loans and assets were up from the second quarter of 2008 primarily due to the addition of six residential land development loans totaling $18.7 million located in North Carolina, South Carolina, Georgia and Florida. We also added two commercial land developments loans totaling $7.1 million of which one is in North Carolina and one in the Atlanta area. We also added two condo projects totaling $8.6 million of which one is in Tennessee and one in South Carolina. While we believe we are well secured in each of these loans, due to the sharp decrease in real estate values in each of these market areas we established specific reserves for these loans totaling $2.1 million. During the third quarter we reassessed each of our impaired loans and increased our specific reserves associated with certain of these loans due to further declines in real estate values. During the third quarter of 2008, we sold $10.2 million in nonperforming assets with a loss of $1.1 million. The allowance for loan losses was 1.55% of total loans at September 30, 2008 compared with 1.62% at June 30, 2008.

Conference Call / Webcast Information

Nexity Financial Corporation will host a conference call on Thursday, October 30, 2008 at 10:00 AM Eastern Daylight Time (EDT) to discuss the third quarter 2008 results. Additional material information, including forward-looking statements such as trends and projections, may be discussed during the presentation. To participate in the conference call or webcast, please follow the instructions listed below.

Webcast:

Live via the Internet and Windows Media Player http://www.nexitybank.com/ then to the Investor Relations section, to conference in via the web Then click on "Third Quarter 2008 Earnings Release Conference Call.” The Webcast access will be “listen only”.

Webcast URL:	http://www.talkpoint.com/viewer/starthere.asp?Pres=123571

Live via teleconference. To conference in, dial:

1-800-860-2442 (U.S. and Canada)
+1-412-858-4600 (International)

About Nexity Financial Corporation

Nexity Financial Corporation is a $1.1 billion commercial bank offering deposit products nationwide consisting of money markets, checking accounts and online access. Nexity generates the majority of its income through wholesale correspondent banking activities. Nexity is headquartered in Birmingham, Alabama. Customer Service Representatives can be reached at 1-877-738-6391. To learn more about Nexity Bank please visit www.nexitybank.com.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Nexity Financial Corporation notes that any statements in this press release and elsewhere that are not historical facts are “forward-looking statements.” The words “expect,” “anticipate,” “intend,” “consider,” “plan,” “believe,” “seek,” ”should,” “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements may constitute forward-looking statements. The forward-looking statements involve risks and uncertainties that may cause Nexity’s actual results of operations to differ materially from expected results. For a discussion of such risks and uncertainties, see Nexity’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as well as its other filings with the U.S. Securities and Exchange Commission. Nexity assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

Nexity Financial Corporation
Financial Summary (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,			Percent	September 30,			Percent
Income Statement Data	2008		2007	Change	2008		2007	Change

Interest income	$12,646,459		$16,742,788	(24.5)%	$40,083,314		$48,380,510	(17.1)%
Interest expense	8,496,597		10,533,553	(19.3)	25,429,550		29,739,184	(14.5)

Net interest income	4,149,862		6,209,235	(33.2)	14,653,764		18,641,326	(21.4)
Provision for loan losses	6,210,000		50,000	12,320.0	12,945,000		490,000	2,541.8

Net interest (expense) income after provision for loan losses	(2,060,138)		6,159,235	(133.4)	1,708,764		18,151,326	(90.6)
Net gains on sales of securities	82,854		0	100.0	207,734		0	100.0
Noninterest income	1,828,044		941,092	94.2	8,068,199		2,150,666	275.1
Noninterest expense	6,256,775		5,048,998	23.9	20,441,630		14,387,472	42.1

(Loss) income before income taxes	$(6,406,015)		$2,051,329	(412.3)	$(10,456,933)		$5,914,520	(276.8)
Applicable income tax (benefit) expense	(2,635,043)		616,199	(527.6)	(4,614,837)		1,769,464	(360.8)
Net (loss) income	$(3,770,972)		$1,435,130	(362.8)%	$(5,842,096)		$4,145,056	(240.9)%

Reconciliation of Non-GAAP measures to GAAP:
Net (loss) income	$(3,770,972)		$1,435,130	(362.8)%	$(5,842,096)		$4,145,056	(240.9)%
Non-recurring income (after-tax) (1)	(54,684)		0	(100.0)	(137,105)		0	(100.0)
Operating (loss) income	$(3,825,656)		$1,435,130	(366.6)%	$(5,979,201)		$4,145,056	(244.2)%

Net (loss) income per share - basic	($0.49)		$0.18	(374.6)%	($0.75)		$0.50	(250.0)%
Net (loss) income per share - diluted	($0.49)	(2)	$0.17	(388.0)	($0.75)	(2)	$0.47	(258.4)

Operating (loss) income per share - basic	($0.49)		$0.18	(378.6)	($0.77)		$0.50	(253.5)
Operating (loss) income per share - diluted	($0.49)	(2)	$0.17	(392.2)	($0.77)	(2)	$0.47	(262.2)

Weighted average shares outstanding - basic	7,766,394		8,115,669	(4.3)	7,768,036		8,264,861	(6.0)
Weighted average shares outstanding - diluted	7,766,394	(2)	8,513,723	(8.8)	7,768,036	(2)	8,732,328	(11.0)

Performance Ratios
(Annualized a)
Return on average assets (a)	(1.40)%		0.61%	(328.1)%	(0.77)%		0.62%	(224.3)%
Return on average stockholders' equity (a)	(24.38)		8.84	(375.9)	(11.70)		8.45	(238.5)
Net yield on average interest-earning assets (tax equivalent) (a)	1.65		2.76	(40.0)	2.05		2.89	(29.1)
Efficiency ratio	104.67		70.61	48.2	89.96		69.20	30.0

Selected Average Balances
(In thousands)
Total assets	$1,073,761		$929,673	15.5%	$1,010,488		$891,969	13.3%
Interest-earning assets	1,033,650		895,556	15.4	972,218		863,247	12.6
Loans-net of unearned income	724,245		631,254	14.7	677,282		604,761	12.0
Investment securities	291,971		243,586	19.9	277,874		242,010	14.8
Deposits	675,699		709,272	(4.7)	642,874		671,492	(4.3)
Noninterest-bearing deposits	11,287		10,787	4.6	8,803		8,800	0.0
Interest-bearing deposits	664,412		698,485	(4.9)	634,071		662,692	(4.3)
Interest-bearing liabilities	990,318		842,902	17.5	924,024		806,514	14.6
Stockholders' equity	61,530		64,434	(4.5)	66,688		65,615	1.6

(1) Non-recurring income is gains on sales of investment securities.
(2) There is no dilution due to the anitdilutive effect of the net loss on potential common shares (stock options).

Nexity Financial Corporation Financial Summary (Unaudited)

Selected Financial Data at Period-End
(In thousands)	September 30,		Percent
	2008	2007	Change

Total assets	$1,083,305	$957,031	13.2%
Interest-earning assets	1,025,029	919,541	11.5
Loans-net of unearned income	700,096	645,800	8.4
Allowance for loan losses	10,821	7,977	35.7
Investment securities	292,402	246,507	18.6
Deposits	662,728	711,511	(6.9)
Stockholders' equity	60,125	67,189	(10.5)

Average loans to average deposits	105.35%	90.06%	17.0%
Total loans to interest-earning	68.30	70.23	(2.7)
assets
Average stockholders' equity to
average assets	6.60	7.36	(10.3)
Tier 1 capital to average assets (Leverage ratio)	7.53	8.50	(11.4)
Risk-based capital ratios:
Tier 1 capital	9.19	9.96	(7.7)
Total capital	10.60	10.96	(3.3)
Book value per common share	$7.74	$8.31	(6.8)
Tangible book value per common share	$7.62	$8.20	(7.0)
Total common shares outstanding	7,766,394	8,086,680	(4.0)

Credit Quality Data

Nonperforming assets	$82,758,470	$6,786,310	1119.5%
Nonperforming loans	76,228,391	3,234,910	2256.4
Net charge-offs	10,092,396	100,155	9976.8
Nonperforming assets to total assets	7.64%	0.71%	977.3
Annualized net charge-offs to average total loans (YTD)	1.89	0.02	8380.6
Allowance for loan losses to total loans	1.55	1.24	25.1
Allowance for loan losses to nonperforming loans	14.20	246.59	(94.2)

Nexity Financial Corporation Financial Summary (Unaudited)

Consolidated Balance Sheets
(In thousands)	9/30/08	6/30/08	3/31/08	12/31/07	9/30/07

ASSETS
Cash and due from banks	$13,113	$2,718	$3,765	$9,841	$8,481
Interest-bearing deposits in other banks	2,337	8,723	5,484	10,121	2,946
Federal funds sold	29,193	31,179	3,562	8,487	24,089
Investment securities available-for-sale, at fair value	292,402	286,923	290,910	244,824	246,507
Trading securities, at fair value	1,000	2,969	2,796	0	198

Loans, net of unearned income	700,096	728,988	654,915	644,864	645,800
Allowance for loan losses	(10,821)	(11,839)	(8,875)	(7,969)	(7,977)
Net loans	689,275	717,149	646,040	636,895	637,823

Premises and equipment, net	11,880	11,693	11,735	3,382	3,297
Deferred tax asset	7,036	7,545	3,049	4,037	3,944
Intangible assets	911	911	911	911	911
Other real estate owned	6,448	2,714	3,377	3,377	3,551
Bank owned life insurance	17,862	17,685	17,513	17,337	17,156
Other assets	11,848	6,888	7,358	8,001	8,128
Total assets	$1,083,305	$1,097,097	$996,500	$947,213	$957,031

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Demand Deposits	$8,534	$12,956	$7,324	$4,813	$11,608
NOW and money market accounts	148,508	193,044	171,433	276,402	256,137
Time deposits $100,000 and over	130,168	156,945	141,860	158,712	159,708
Other time and savings deposits	375,518	305,690	240,518	269,230	284,058
Total deposits	662,728	668,635	561,135	709,157	711,511

Federal funds purchased and securities
sold under agreements to repurchase	160,424	141,887	150,383	16,930	35,256
Short-term borrowings	7,150	32,400	31,400	10,000	0
Long-term borrowings	160,000	160,000	160,000	121,400	120,000
Subordinated debentures	24,018	22,681	12,372	12,372	12,372
Accrued expenses and other liabilities	8,860	9,317	10,894	10,822	10,703
Total liabilities	1,023,180	1,034,920	926,184	880,681	889,842

Stockholders' Equity:
Preferred stock	0	0	0	0	0
Common stock	87	87	87	87	87
Surplus	62,639	62,533	62,425	62,339	62,298
Retained earnings	8,914	12,685	15,436	14,757	13,584
Accumulated other comprehensive (loss)/gain	(1,688)	(3,301)	2,180	(839)	(1,130)
Less: Treasury stock	(9,827)	(9,827)	(9,812)	(9,812)	(7,650)
Total stockholders' equity	60,125	62,177	70,316	66,532	67,189
Total liabilities and stockholders' equity	$1,083,305	$1,097,097	$996,500	$947,213	$957,031

Nexity Financial Corporation Financial Summary (Unaudited)

Income Statement Data	9/30/08		6/30/08		3/31/08	12/31/07	9/30/07

Interest income	$12,646,459		$13,493,661		$13,943,194	$15,910,859	$16,742,788
Interest expense	8,496,597		8,204,957		8,727,996	10,153,904	10,533,553

Net interest income	4,149,862		5,288,704		5,215,198	5,756,955	6,209,235
Provision for loan losses	6,210,000		5,835,000		900,000	315,000	50,000

Net interest (expense) income after provision for loan losses	(2,060,138)		(546,296)		4,315,198	5,441,955	6,159,235
Net gains (losses) on sales of securities	82,854		0		124,880	292,051	0
Noninterest income	1,828,044		2,816,041		3,424,114	1,488,386	941,092
Noninterest expense	6,256,775		7,259,132		6,925,722	5,588,526	5,048,998

(Loss) income before income taxes	(6,406,015)		(4,989,387)		938,470	1,633,866	2,051,329
Applicable income tax (benefit) expense	(2,635,043)		(2,238,794)		259,000	461,127	616,199
Net (loss) income	$(3,770,972)		$(2,750,593)		$679,470	$1,172,739	$1,435,130

Reconciliation of Non-GAAP measures to GAAP:
Net (loss) income	$(3,770,972)		$(2,750,593)		$679,470	$1,172,739	$1,435,130
Non-recurring (income) expense (after-tax) (1)	(54,684)		0		(82,421)	(9,361)	0
Operating (loss) income	$(3,825,656)		$(2,750,593)		$597,049	$1,163,378	$1,435,130

Net (loss) income per share - basic	$(0.49)		$(0.35)		$0.09	$0.15	$0.18
Net (loss) income per share - diluted	$(0.49)	(2)	$(0.35)	(2)	$0.08	$0.14	$0.17

Operating (loss) income per share - basic	$(0.49)		$(0.35)		$0.08	$0.15	$0.18
Operating (loss) income per share - diluted	$(0.49)	(2)	$(0.35)	(2)	$0.07	$0.14	$0.17

Weighted average shares outstanding - basic	7,766,394		7,768,339		7,769,394	8,014,473	8,115,669
Weighted average shares outstanding - diluted	7,766,394	(2)	7,768,339	(2)	8,032,748	8,357,538	8,513,723

Performance Ratios (Annualized a)
Return on average assets (a)	(1.40)%		(1.08)%		0.29%	0.50%	0.61%
Return on average stockholders' equity (a)	(24.38)		(15.92)		3.95	6.85	8.84
Net yield on average interest-earning assets (tax equivalent) (a)	1.65		2.21		2.35	2.54	2.76
Efficiency ratio	104.67		89.57		80.17	73.03	70.61

(1) Non-recurring (income) expense is gains on sales of investment securities and legal settlement expense of $297,500 recorded as noninterest expense during the 4th quarter of 2007.
(2) There is no dilution due to the anitdilutive effect of the net loss on potential common shares (stock options).

Nexity Financial Corporation
Financial Summary (Unaudited)

Summary of Capital and Capital Ratios	9/30/08	6/30/08	3/31/08	12/31/07	9/30/07

Regulatory Capital (In thousands)
Tier 1 Capital	$81,204	$86,090	$79,226	$78,460	$79,408
Tier 2 Capital	12,520	12,146	8,875	7,969	7,977
Total risk-based capital	93,724	98,236	88,101	86,429	87,385
Total risk-weighted assets	884,816	933,469	845,449	803,777	797,300

Capital Ratios
Total risk-based capital	10.60%	10.53%	10.42%	10.75%	10.96%
Tier 1 risk-based capital	9.19	9.23	9.37	9.76	9.96
Leverage ratio	7.53	8.40	8.51	8.37	8.50

Book value per common share	$7.74	$8.00	$9.05	$8.55	$8.31
Tangible book value per common share	$7.62	$7.89	$8.93	$8.43	$8.20
Total common shares outstanding	7,766,394	7,768,339	7,769,394	7,783,680	8,086,680

Credit Quality Data
Nonperforming assets	$82,758,470	$53,425,003	$23,085,835	$12,963,411	$6,786,310
Nonperforming loans	76,228,391	50,711,101	19,708,365	9,585,941	3,234,910
Net charge-offs (recoveries)	7,228,152	2,870,986	(6,742)	323,313	23,007

Nonperforming loans to total loans	10.87%	6.95%	3.01%	1.49%	0.50%
Nonperforming assets to total assets	7.64	4.87	2.32	1.37	0.71
Annualized net charge-offs to average total loans (QTD)	3.97	1.71	0.00	0.20	0.01
Allowance for loan losses to total loans	1.55	1.62	1.36	1.24	1.24
Allowance for loan losses to nonperforming loans	14.20	23.35	45.03	83.13	246.59

Nexity Financial Corporation
Financial Summary (Unaudited)

Comparative Average Balance Sheets
- Yields and Costs	Three Months Ended
	9/30/08			6/30/08			3/31/08
	Average	Revenue/	Yield/	Average	Revenue/	Yield/	Average	Revenue/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:
Loans (1)	$724,245,466	$8,953,821	4.97%	$674,494,737	$9,488,805	5.66%	$632,589,505	$10,486,183	6.67%
Investment securities (2)
Taxable	266,788,869	3,324,649	5.01	267,015,436	3,664,184	5.52	246,129,764	3,233,370	5.28
Non Taxable (3)	25,182,029	376,580	6.01	19,448,482	286,611	5.93	8,903,268	132,792	6.00
Interest-bearing balances due from banks	6,451,604	32,505	2.03	8,718,823	63,325	2.92	8,848,479	104,665	4.76
Trading securities	3,412,750	47,001	5.54	3,859,622	42,404	4.42	1,257,603	10,578	3.38
Federal funds sold and securities purchased under agreements to resell	7,569,549	39,940	2.12	8,705,508	45,780	2.12	2,357,511	20,756	3.54
Total interest-earning assets	1,033,650,267	12,774,496	4.97%	982,242,608	13,591,109	5.57%	900,086,130	13,988,344	6.25%

Noninterest-earning assets:
Cash and due from banks	6,520,444			5,324,014			3,477,210
Premises and equipment	11,734,629			11,787,855			3,489,835
Other, less allowance for loan losses	21,855,272			25,205,848			25,393,882
Total noninterest-earning assets	40,110,345			42,317,717			32,360,927

TOTAL ASSETS	$1,073,760,612			$1,024,560,325			$932,447,057

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$3,396,545	8,329	0.99%	$3,640,774	8,911	0.98%	$3,966,194	9,616	0.98%
Savings	292,399	904	1.24	286,034	880	1.24	270,535	834	1.24
Money market	183,360,025	981,812	2.15	174,756,527	929,760	2.14	220,454,537	1,589,015	2.90
Time deposits	477,363,382	4,730,472	3.99	430,399,953	4,633,253	4.33	403,694,010	5,070,106	5.05
Total interest-bearing deposits	664,412,351	5,721,517	3.46	609,083,288	5,572,804	3.68	628,385,276	6,669,571	4.27
Federal funds purchased and securities sold under agreements to repurchase	139,516,331	799,210	2.30	145,340,650	824,608	2.28	68,508,565	459,765	2.70
Short-term debt	3,693,478	33,820	3.68	7,509,890	74,978	4.02	1,839,561	24,718	5.40
Long-term debt	160,000,000	1,579,028	3.97	160,000,000	1,522,156	3.83	134,395,604	1,353,203	4.05
Subordinated debentures	22,695,527	363,022	6.43	13,590,670	210,412	6.23	12,372,000	220,739	7.18
Total interest-bearing liabilities	990,317,687	8,496,597	3.45%	935,524,498	8,204,958	3.53%	845,501,006	8,727,996	4.15%

Noninterest-bearing liabilities:
Demand deposits	11,286,897			8,720,567			6,373,042
Other liabilities	10,626,030			10,827,808			11,469,537
Total noninterest-bearing liabilities	21,912,927			19,548,375			17,842,579
Stockholders' equity	61,529,998			69,487,452			69,103,472

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,073,760,612			$1,024,560,325			$932,447,057

Net interest income		$4,277,901			$5,386,151			$5,260,349

Interest income/earning assets			4.97%			5.57%			6.25%
Interest expense/earning assets			3.32			3.36			3.90

Net interest income/earning assets			1.65%			2.21%			2.35%

(1) Average loan balances are stated net of unearned income and include nonaccrual loans.
(2) The weighted average yields on securities are calculated on the basis of the yield to maturity based on the book cost of each security.
(3) Non-taxable income has been adjusted to a tax-equivalent basis using a federal tax rate of approximately 34%.

Nexity Financial Corporation Financial Summary (Unaudited)

Comparative Average Balance Sheets
- Yields and Costs	Three Months Ended
	12/31/07			9/30/07
	Average	Revenue/	Yield/	Average	Revenue/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:
Loans (1)	$636,141,637	$12,570,444	7.84%	$631,254,233	$13,441,971	8.45%
Investment securities, taxable (2)
Taxable	242,832,254	3,055,520	4.99	240,934,188	2,998,839	4.94
Non Taxable (3)	3,333,670	52,685	6.27	2,651,838	41,755	6.25
Interest-bearing balances due from banks	7,604,652	108,377	5.65	7,703,039	111,867	5.76
Trading securities	825,068	6,545	3.15	1,332,373	5,895	1.76
Federal funds sold and securities purchased under agreements to resell	10,278,715	135,200	5.22	11,680,810	156,658	5.32
Total interest-earning assets	901,015,996	15,928,771	7.01%	895,556,481	16,756,985	7.42%

Noninterest-earning assets:
Cash and due from banks	6,134,184			9,052,949
Premises and equipment	3,322,698			3,280,370
Other, less allowance for loan losses	24,253,831			21,783,319
Total noninterest-earning assets	33,710,713			34,116,638

TOTAL ASSETS	$934,726,709			$929,673,119

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$4,073,639	11,989	1.17%	$3,656,848	11,194	1.21%
Savings	259,588	808	1.24	279,810	872	1.24
Money market	259,789,203	2,638,547	4.03	259,856,523	3,028,658	4.62
Time deposits	441,116,821	5,831,097	5.24	434,692,025	5,813,465	5.31
Total interest-bearing deposits	705,239,251	8,482,441	4.77	698,485,206	8,854,189	5.03
Federal funds purchased and securities sold under agreements to repurchase	11,245,069	128,278	4.53	15,523,477	209,574	5.36
Short-term debt	108,696	978	3.57	0	0	0.00
Long-term debt	120,091,304	1,286,209	4.25	116,521,739	1,208,808	4.12
Subordinated debentures	12,372,000	255,998	8.21	12,372,000	260,982	8.37
Total interest-bearing liabilities	849,056,320	10,153,904	4.74%	842,902,422	10,533,553	4.96%

Noninterest-bearing liabilities:
Demand deposits	6,249,349			10,786,506
Other liabilities	11,449,378			11,550,231
Total noninterest-bearing liabilities	17,698,727			22,336,737
Stockholders' equity	67,971,662			64,433,960

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$934,726,709			$929,673,119

Net interest income		$5,774,867			$6,223,431

Interest income/earning assets			7.01%			7.42%
Interest expense/earning assets			4.47			4.66

Net interest income/earning assets			2.54%			2.76%

(1) Average loan balances are stated net of unearned income and include nonaccrual loans.
(2) The weighted average yields on securities are calculated on the basis of the yield to maturity based on the book value of each security.
(3) Non-taxable income has been adjusted to a tax-equivalent basis using a federal tax rate of approximately 34%.

CONTACT:
Nexity Financial Corporation
John J. Moran, 843-213-0999